UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2016

Franklin Street Properties Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-32470	04-3578653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 557-1300

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On December 2, 2016, Franklin Street Properties Corp. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) reporting the acquisition by FSP 600 17th Street LLC, a wholly-owned subsidiary of the Company, of two interconnected 19 and 28-story Class “A” office towers containing an aggregate of approximately 613,527 rentable square feet of space located at 600 17th Street, Denver, Colorado (the “Property”) on December 1, 2016.

The Company is filing this amendment (the “Amendment”) to amend the Original Form 8-K to reflect the fact that the Company has concluded that the acquisition of the Property did not involve a significant amount of assets for purposes of Item 2.01 of Form 8-K.  Accordingly, the Company will not file financial statements or pro forma financial information relating to the acquisition of the Property.

This Amendment should be read in conjunction with the Original Form 8-K.

Item 8.01.  Other Events.

The disclosure above under “Explanatory Note” is incorporated in this Item 8.01 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN STREET PROPERTIES CORP.

Date: February 10, 2017	By:	/s/ George J. Carter
George J. Carter
Chief Executive Officer